Exhibit 8(v)(iii)

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT
                                      AMONG
                           WELLS FARGO VARIABLE TRUST,
                       WELLS FARGO FUNDS DISTRIBUTOR, LLC
                    JEFFERSON NATIONAL SECURITIES CORPORATION
                                       and
                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

      For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Participation Agreement effective April 8, 2005, as amended by Amendment to Participation Agreement effective May 1, 2006, as amended by Second Amendment to Participation Agreement effective September 15, 2007, (together, the "Agreement"), among Wells Fargo Variable Trust, Wells Fargo Funds Distributor, LLC, Jefferson National Securities Corporation and Jefferson National Life Insurance Company as follows:

      1. Restating Schedule 1, in its entirety, as attached hereto.

      2. All other terms of the Agreement shall remain in full force and effect.

      IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representatives as of May 1, 2008

                                     WELLS FARGO VARIABLE TRUST

                                     By: ______________________________
                                     Name: Andrew Owen
                                     Title: Assistant Secretary


                                     WELLS FARGO FUNDS DISTRIBUTOR, LLC


                                     By:_______________________________
                                     Name: Randy Henze
                                     Title:  Senior Vice President

                                     JEFFERSON NATIONAL SECURITIES CORPORATION

                                     By:  _____________________________
                                     Name:  Craig A. Hawley
                                     Title:  President


                                     JEFFERSON NATIONAL LIFE INSURANCE COMPANY

                                     By: ______________________________
                                     Name:  Craig A. Hawley
                                     Title:  General Counsel & Secretary

                                   Schedule 1

                       Registered Accounts of the Company
                             Investing in the Trust

Effective as of the date the Agreement was executed, the following separate accounts of the Company are subject to the Agreement:

==========================================================================================================================
                                                  Date Established by
              Name of Account                  Board of Directors of the       SEC 1940 Act          Type of Product
                                                        Company             Registration Number    Supported by Account
==========================================================================================================================
Jefferson National Life Annuity Account C                                                          Annuity
Jefferson National Life Annuity Account E                                                          Annuity
Jefferson National Life Annuity Account G                                                          Annuity
Jefferson National Life Annuity Account H                                                          Annuity
Jefferson National Life Annuity Account I                                                          Annuity
Jefferson National Life Annuity Account J                                                          Annuity
Jefferson National Life Annuity Account K                                                          Annuity
Jefferson National Life Advisor Variable
Annuity Account                                                                                    Annuity
Jefferson National Life Separate Account L                                                         Variable Universal Life

                              Classes of Contracts
                         Supported by Separate Accounts
                              Listed on Schedule 1

Effective as of the date the Agreement was executed, the following classes of Contracts are subject to the Agreement:

==========================================================================================================================
                                     SEC 1933 Act               Contract Form
Marketing Name                   Registration Number                Number                       Annuity or Life
==========================================================================================================================
Advantage                                                        22-4061                         Annuity
Advantage Plus                                                   CVIC-2000                       Annuity
Advantage Strategy                                               CVIC-2004                       Annuity
Maxiflex Individual                                              22-4025                         Annuity
Maxiflex Group                                                   32-4000C                        Annuity
Monument                                                         22-4056                         Annuity
Achievement                                                      22-4047                         Annuity
Educator                                                         22-4048                         Annuity
Advantage Reward                                                 JNL-2100                        Annuity
Advantage Reward 2Plus2                                          JNL-2200                        Annuity
Monument Advisor                                                 JNL-2300                        Annuity
Monument Advisor                                                 JNL-2300-1; JNL-2300-2          Annuity
VUL                                                              CVIC-1001                       Life
--------------------------------------------------------------------------------------------------------------------------